EXHIBIT 99.1

Edgewater Reports 18 Percent Growth in Service Revenue

Positive Outlook for the Second Quarter

WAKEFIELD, Mass., April 30, 2008 (PRIME NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW), (www.edgewater.com, "Edgewater" or the "Company"), today announced financial results for its first quarter ended March 31, 2008.

First Quarter Results

 Actual financial results and utilization for the quarter ended
 March 31, 2008:

  * Total revenue increased 19.6%, to $19.5 million, compared to
    $16.3 million in the first quarter of 2007;
  * Service revenue increased 18.0%, to $18.0 million, compared to
    $15.2 million in the first quarter of 2007.  The growth in first quarter service revenue was a combination of organic growth in our
    CPM consulting offering, offset by a similar decline in our technical and business consulting offerings, along with the additive effect of the acquisitions completed in the second half of 2007;
  * Gross profit was $7.4 million, or 38.1% of total revenue, compared to $6.8 million, or 41.7% of total revenue in the first quarter of
    2007;
  * Gross profit margin related to service revenue was 40.7%, compared to 44.0% in the first quarter of 2007;
  * Utilization was 77.2%, compared to 82.2% during the first quarter of 2007;
  * Net income amounted to $0.2 million, or $0.02 per diluted share, compared to net income of $0.8 million, or $0.07 per diluted share in the first quarter of 2007;
  * Cash Net Income amounted to $0.9 million, or $0.07 per diluted share, compared to $1.2 million, or $0.09 per diluted share, during the first quarter of 2007;
  * EBITDA amounted to $1.2 million, or $0.09 per diluted share compared to $1.6 million, or $0.13 per diluted share, during the first quarter of 2007; and
  * Cash flow used in operating activities was $3.7 million compared to cash flow used in operating activities of $1.4 million during the first quarter of 2007.

Cash Net Income, Cash Earnings per Diluted Share, and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

"We were pleased to see better than expected service revenue growth during the first quarter. As well, our utilization increased as we predicted in our year end results call, our utilization increased on a sequential basis, however, it was below our target range, which impacted our overall gross profit margins and profitability," stated Shirley Singleton, President and Chief Executive Officer. "To balance some of the lower utilization during the quarter, we invested in additional training programs to retool some of our consultant skills in emerging technologies and believe these investments will pay dividends in the future. While we continue to experience delays in customer decision cycles in some offerings, we are seeing positive trends emerge throughout our business."

Singleton continued, "While we remain cautious due to overall macro-economic conditions, we remain excited about the opportunities that lie ahead of us as we broaden our capabilities in areas such as Web Analytics, Internet Commerce 2.0 and Data Services. With this in mind, we expect revenue to be up during the second quarter. We further believe that the additional uplift in revenue during the second quarter will drive our utilization back to our historical ranges."

First Quarter Conference Call Details

Edgewater will host a conference call on Wednesday, April 30, 2008 at 10:00 a.m. (ET) to discuss first quarter 2008 financial results. To listen to the call, you can participate by webcast at www.edgewater.com -- Investor Relations section or you can dial 888-713-4213 (pass code 43928614). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=P7HFB4EHP. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com -- Investor Relations section or by dialing 888-286-8010 (pass code 68660345) from 12:00 p.m. ET Wednesday, April 30 through 11:59 p.m. ET Wednesday, May 14.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. (Nasdaq:EDGW) is an innovative technology management consulting firm providing a synergistic blend of premium information technology ("IT") services primarily in the North American market. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

 Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                 Consolidated Statement of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                            Three Months Ended
                                      ------------------------------
                                       March 31,           March 31,
                                         2008                2007
                                      -----------        -----------
 Revenue:
  Service revenue                       $ 17,961           $ 15,226
  Software                                   455                375
  Reimbursable expenses                    1,045                672
                                      -----------        -----------
    Total revenue                         19,461             16,273

 Cost of revenue:
  Project and personnel costs*            10,651              8,530
  Software costs                             359                290
  Reimbursable expenses                    1,045                672
                                      -----------        -----------
    Total cost of revenue                 12,055              9,492
                                      -----------        -----------
    Gross profit                           7,406              6,781

  Selling, general and administrative*     6,193              5,160
  Depreciation and amortization            1,045                567
                                      -----------        -----------
        Operating income                     168              1,054

 Interest income and other, net              210                407
                                      -----------        -----------
 Income before income taxes                  378              1,461

 Provision for income taxes                  175                624
                                      -----------        -----------
        Net income                       $   203             $  837
                                      ===========        ===========

 BASIC EARNINGS PER SHARE:
  Basic earnings per share               $  0.02             $ 0.07
                                      ===========        ===========
  Weighted Average Shares
   Outstanding - Basic                    13,080             11,344
                                      ===========        ===========

 DILUTED EARNINGS PER SHARE:
  Diluted earnings per share             $  0.02             $ 0.07
                                      ===========        ===========
  Weighted Average Shares
   Outstanding - Diluted                  13,533             12,449
                                      ===========        ===========

  * - Amount of stock-based
      compensation expense
      included in each of
      the respective expense
      categories reported above:
        Cost of revenue -
         Project and personnel
         costs                           $   109            $    77
        Selling, general and
         administrative expenses             364                180
                                      -----------        -----------
        Total                            $   474            $   257
                                      ===========        ===========

Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe EBITDA-based measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing premium IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly or in part, period-to-period changes in our core operating results. We believe that EBITDA-based metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general and from period to period.

We believe the presentations of Cash Net Income and Cash Earnings per Diluted Share serve a similar purpose. Edgewater's management believes that cash performance is a significant driver of long-term share value and is used by investors to gauge our performance versus performance that is reported with this measure by certain of our peer companies. This measure in particular assists readers in further understanding our results of operations and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our premium IT services business.

As noted in the footnotes below, the foregoing measures have limitations and do not serve as a substitute, and should not be construed as a substitute, for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

                      EDGEWATER TECHNOLOGY, INC.
             Reconciliation of Non-GAAP Financial Measures
               (In thousands, except per share amounts)
                              (Unaudited)

 Reconciliation of GAAP Net Income to Cash Net Income, Cash Earnings
 per Diluted Share (Non-GAAP):

                                            Three Months Ended
                                       ----------------------------
                                       March 31,          March 31,
                                         2008               2007
                                       ---------          ---------
 Reported GAAP Net Income                $  203             $  837
 Add: Amortization of Intangibles           771                314
 Add: Stock-based Compensation              474                257
 Less: Related Tax Effect                  (518)              (244)
                                       ---------          ---------
 Cash Net Income                         $  930             $1,164
                                       =========          =========
 Cash Earnings per Diluted Share(1)      $ 0.07             $ 0.09
                                       =========          =========

 Reconciliation of GAAP Net Income EBITDA and EBITDA Per Diluted Share
 (Non-GAAP):

 Reported GAAP Net Income                $  203             $  837
 Add: Income Tax Provision                  175                624
 Add: Depreciation and Amortization
  Expense                                 1,045                567
 Less: Interest Income and Other Net       (210)              (407)
                                       ---------          ---------
 EBITDA(2)                               $1,213             $1,621
                                       =========          =========
   EBITDA per Diluted Share(2)           $ 0.09             $ 0.13
                                       =========          =========

 (1) -- Cash Net Income and Cash Earnings per Diluted Share are Non-
 GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Net Income or GAAP Diluted Earnings per
 Share.  Cash Net Income and Cash Earning per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.

 (2) -- EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either
 GAAP Operating Income, GAAP Net Income or Diluted Net Income per
 Share.  EBITDA and EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented
 by other companies.

                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                              March 31,    December 31,
                                                2008          2007
                                             (Unaudited)    (Audited)
                                             -----------   ------------
 Assets
 ------
 Cash and marketable securities               $ 18,870       $ 22,775
 Accounts receivable, net                       16,534         15,791
 Deferred taxes, current                         2,240          2,240
 Prepaid expenses and other assets, current      1,016            893
                                             -----------   ------------
    Total current assets                        38,660         41,699
 Fixed assets, net                               4,604          4,749
 Deferred taxes, net                            20,015         20,015
 Goodwill and intangible assets, net            53,049         53,715
 Other assets                                       48             48
                                             -----------   ------------
    Total Assets                              $116,376       $120,226
                                             ===========   ============

 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued liabilities     $  3,627       $  4,194
 Accrued payroll and related liabilities         2,724          6,749
 Deferred revenue and other liabilities            801            920
 Capital lease obligations, current                205            202
                                             -----------   ------------
    Total current liabilities                    7,357         12,065
 Capital lease obligations                         582            635
                                             -----------   ------------
    Total liabilities                            7,939         12,700
 Stockholders' Equity                          108,437        107,526
                                             -----------   ------------
    Total Liabilities and Stockholders'
     Equity                                   $116,376       $120,226
                                             ===========   ============

 Shares Outstanding                             11,804         13,297
                                             ===========   ============

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2008 business outlook, market trends and second quarter 2008 revenue. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business -- Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2007 Annual Report on Form 10-K filed with the SEC on March 17, 2008. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Use of Non-GAAP Financial Information:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and EBITDA per Diluted Share to Net Income and a reconciliation of Net Income to Cash Net Income and Cash Earnings per Diluted Share are included in the unaudited consolidated statements of operations attached to this release.

CONTACT:  Edgewater Technology, Inc.
          Kevin Rhodes, Chief Financial Officer
          Timothy R. Oakes, Investor Relations
          (781) 246-3343
          ir@edgewater.com